UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C., 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date Of Report (Date Of Earliest Event Reported):  12/08/2010

Commission file number: 000-53632

BAKKEN RESOURCES, INC.

(Exact name of small business issuer as specified in its charter)

Nevada	29-2973652
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

 (Address of principal executive offices)

(406) 442-9444

(Registrant’s telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act(17CFR240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17CFR240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17CFR240.13e-4(c))

ITEMS TO BE INCLUDED IN THIS REPORT

Item 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Appointment of Directors

Effective January 8, 2011, the following individual was appointed as a new member of our board of directors (“New Director”):

Name	Age	Positions Held:
Steven D. Armstrong	59	Director

STEVEN D. ARMSTRONG (59) - Mr. Armstrong attended North Dakota State University and earned a B.S. degree in Physical Education and an M.S. degree in Education Administration.  From 1976-1980, he was a physical education instructor and an assistant football coach for North Dakota State University.  From 1980-1982 he was the business manager for Carlson Ranch in Bismarck, ND.  In 1983 he became an assistant football coach for Texas Christian University in Fort Worth, TX, and worked there through 1990.  In 1991 until 1998, Mr. Armstrong was the co-owner and general manager of Army’s Sports Bar & Grill in Bismarck, ND.  In 1996 until 1998, he worked as a petroleum landman for The Armstrong Corporation in Dickinson, ND.  Over the past 12 years to the present, he has worked as an independent oil and gas landman consultant for numerous oil and gas companies and energy land service companies.

There are no existing family relationships among our directors.

Signature(s)

Pursuant to the Requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the Undersigned hereunto duly authorized.

Dated:  January 13, 2010

 BAKKEN RESOURCES, INC.

By:

/s/ Val M. Holms

Val M. Holms

President & CEO